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                                                                     EXHIBIT 3.2


                           AMENDED AND RESTATED BYLAWS
                                       OF
                             COLORADO MEDTECH, INC.

                                    ARTICLE I
                                  SHAREHOLDERS

         1. ANNUAL SHAREHOLDERS' MEETING. The annual shareholders' meeting of Colorado MEDtech, Inc. (the "Corporation") shall be held for the purpose of electing directors and transacting such other corporate business as may come before the meeting. The date, time and place of the annual meeting shall be determined by resolution of the board of directors.

         2. SPECIAL SHAREHOLDERS' MEETING. Special meetings of the shareholders of the Corporation (a) may be called at any time by the chairman of the board of directors, by the chief executive officer, by the president, or by resolution of the board of directors and (b) shall be called by the Secretary of the Corporation as provided below after the Corporation receives from shareholders authorized to make such demands under the Colorado Business Corporation Act (the "Act") the last of any shareholder demands necessary to require the calling of a special meeting. Any demand by a shareholder to call a special meeting shall include the information required by Section 5(d) of this Article I. Promptly after a special meeting is called or demanded to be called pursuant to the first sentence of this Section 2, the board of directors shall establish the record date, and the date and time for the special meeting. Notice of any special meeting shall be given by the Secretary of the Corporation in compliance with
Section 6 of this Article I promptly after the date and time of the special meeting are established by the board of directors. The place of any special meeting shall be the principal office of the Corporation or such other place as the board of directors may determine.

         3. RECORD DATE FOR DETERMINATION OF SHAREHOLDERS.

                  (a) In order to make a determination of shareholders (1) entitled to notice of or to vote at any shareholders' meeting or at any adjournment of a shareholders' meeting, (2) entitled to demand a special shareholders' meeting, (3) entitled to take any other action,
         (4) entitled to receive payment of a share dividend or a distribution, or (5) for any other purpose, the board of directors may fix a future date as the record date for such determination of shareholders. The record date may be fixed not more than seventy (70) days before the date of the proposed action.

                   (b) Unless otherwise specified when the record date is fixed, the time of day for determination of shareholders shall be 5:00 p.m. local time at the principal office of the Corporation on the record date.

                  (c) A determination of shareholders entitled to be given notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date, which the board shall do if the meeting is adjourned to

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         a date more than one hundred twenty (120) days after the date fixed for the original meeting.

                  (d) If no record date is otherwise fixed, the record date for determining shareholders entitled to be given notice of and to vote at an annual or special shareholders' meeting is the day before the first notice is given to shareholders.

                  (e) The record date for determining shareholders entitled to take action without a meeting is the date a writing upon which the action is taken is first received by the Corporation.

         4. VOTING LIST.

                  (a) After a record date is fixed for a shareholders' meeting, the secretary shall prepare a list of the names of all its shareholders who are entitled to be given notice of the meeting. The list shall be arranged by voting groups and within each voting group by class or series of shares, shall be alphabetical within each class or series, and shall show the address of, and the number of shares of each such class and series that are held by, each shareholder.

                  (b) The shareholders' list shall be available for inspection by any shareholder for any purpose germane to the meeting, beginning the earlier of ten (10) days before the meeting for which the list was prepared or two business days after notice of the meeting is given and continuing through the meeting, and any adjournment thereof, at the Corporation's principal office or at a place identified in the notice of the meeting in the city where the meeting will be held.

                  (c) A shareholder, his agent or attorney shall be entitled upon written demand to inspect and copy the list during regular business hours, during the period it is available for inspection, provided, (i) the shareholder has been a shareholder for at least three
         (3) months immediately preceding the demand or holds at least five percent (5%) of all outstanding shares of any class of shares as the date of the demand, (ii) the demand is made in good faith and for a purpose reasonably related to the demanding shareholder's interest as a shareholder, (iii) the shareholder describes with reasonable particularity the purpose and records the shareholder desires to inspect, (iv) the records are directly connected with the described purpose and (v) the shareholder pays a reasonable charge covering the costs of labor and material for such copies, not to exceed the cost of production and reproduction.

         5. NOTICE OF SHAREHOLDER BUSINESS AND NOMINATIONS.

                  (a) Nominations of Directors and Business at Shareholder Meetings. Subject to compliance with this Section 5, nominations of persons for election to the board of directors may be made and business to be considered by the shareholders may be proposed at any annual meeting of shareholders (i) by or at the direction of the board of directors, or (ii) by any shareholder of the Corporation. Subject to compliance with this Section 5, nominations of persons for election to the board of directors may be made and


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         business to be considered by the shareholders may be proposed at any special meeting of shareholders (i) by any person or persons calling the special meeting as provided in Section 2(a) of this Article I or demanding that the special meeting be called as provided in Section 2(b) of this Article I, or (ii) by any shareholder of the Corporation. For nominations or other business to be properly brought before a meeting by a shareholder pursuant to this Section 5, the shareholder must comply with all requirements of this Section 5, be a shareholder of record at the time of giving the notice described in Section 5(d), be entitled to vote at the meeting, and give timely notice of such nominations or business in writing to the Secretary of the Corporation, containing the information set forth in Section 5(d) of this Article I within the time limits set forth in Section 5(b) or 5(c) of this
         Article I.

                  (b) Annual Meetings of Shareholders.

                           (1) To be timely for an annual meeting, the
                  shareholder's notice required by this Section 5 must be received by the Secretary of the Corporation not later than the close of business on the 105th calendar day, and not earlier than the close of business on the 120th calendar day, before the one year anniversary of the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of shareholders; provided, however, that if the date of the annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after the anniversary date of the prior year's annual meeting, then notice by the shareholder to be timely must be received by the Secretary of the Corporation not earlier than the close of business on the 120th calendar day prior to such annual meeting, and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. Public announcement of an adjournment of an annual meeting of shareholders shall not commence a new time period for the giving of a shareholder's notice as described in this Section 5.

                           (2) Notwithstanding anything in Section 5(b)(1) of
                  this Article I to the contrary, if the number of directors to be elected to the board of directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased board of directors at least one hundred (100) calendar days prior to the anniversary of the prior year's annual meeting of shareholders, then a shareholder's notice required by this
                  Section 5 shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of the Corporation not later than the close of business on the 10th calendar day following the day on which such public announcement is first made by the Corporation.

                  (c) Special Meetings of Shareholders. To be timely for a special meeting, the shareholder's notice required by this Section 5 must be received by the Secretary of the Corporation not earlier than the close of business on the 105th calendar day prior to such


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         special meeting, and not later than the close of business on the later of the 90th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made by the Corporation of the date of such special meeting. The public announcement of an adjournment of a special meeting of shareholders shall not commence a new time period for the giving of a shareholder's notice as described this Section 5.

                  (d) Shareholder's Notice of Nominations and Business. A shareholder's notice to the Corporation given pursuant to either
         Section 2 or Section 5 of this Article I shall set forth (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") including such nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the shareholder proposes to bring before the meeting, (i) a description of the business desired to be brought before the meeting, (ii) the text of any resolution proposed to be adopted at the meeting, (iii) the reasons for conducting such business at the meeting, and (iv) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) the name and address of such shareholder, as they appear on the Corporation's books, and of any such beneficial owner, and the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and any such beneficial owner.

                  (e) General.

                           (1) Only such persons who are nominated in accordance
                  with the procedures set forth in this Section 5 shall be eligible for election to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 5. Except as otherwise provided by law, the Articles of Incorporation or these bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these bylaws and, if any proposed nomination or business is not in compliance with these bylaws, to declare that such defective proposal or nomination shall be disregarded. The chairman of the meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that any nomination or business was not properly brought before the meeting and in accordance with the provisions of these bylaws, and if he or she should so determine, the chairman shall so declare to the meeting, and any such nomination or business not properly brought before the meeting shall not be transacted.


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                           (2) Whenever used in these bylaws, "public
                  announcement" shall mean disclosure (A) in a press release released by the Corporation, provided such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service, or is generally available on internet news sites, or (B) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                           (3) Notwithstanding the foregoing provisions of these
                  bylaws, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these bylaws. Nothing in these bylaws shall be deemed to affect any rights (A) of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (B) of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances.

         6. NOTICE TO SHAREHOLDERS.

                  (a) The secretary shall give notice to shareholders of the date, time, and place of each annual and special shareholders' meeting no fewer than ten nor more than sixty (60) days before the date of the meeting; except that, if the articles of incorporation are to be amended to increase the number of authorized shares, at least thirty
         (30) days' notice shall be given. Except as otherwise required by the Act, the secretary shall be required to give such notice only to shareholders entitled to vote at the meeting.

                  (b) Notice of an annual shareholders' meeting need not include a description of the purpose or purposes for which the meeting is called unless a purpose of the meeting is to consider an amendment to the articles of incorporation, a restatement of the articles of incorporation, a plan of merger or share exchange, disposition of substantially all of the property of the Corporation, consent by the Corporation to the disposition of property by another entity, or dissolution of the Corporation.

                  (c) Notice of a special shareholders' meeting shall include a description of the purpose or purposes for which the meeting is called, and no other business shall be conducted at such meeting.

                  (d) Notice of a shareholders' meeting shall be in writing and shall be given:

                           (1) by deposit in the United States mail, properly
                  addressed to the shareholder's address shown in the Corporation's current record of shareholders, first class postage prepaid, and, if so given, shall be effective when mailed; or


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                           (2) by telegraph, teletype, electronically
                  transmitted facsimile, electronic mail, mail, or private carrier or by personal delivery to the shareholder, and, if so given, shall be effective when actually received by the shareholder.

                   (e) If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time or place if the new date, time, or place is announced at the meeting before adjournment; provided, however, that, if a new record date for the adjourned meeting is fixed pursuant to
         Section I.3.(c), notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date.

                  (f) If three (3) successive notices are given by the Corporation, whether with respect to a shareholders' meeting or otherwise, to a shareholder and are returned as undeliverable, no further notices to such shareholder shall be necessary until another address for the shareholder is made known to the Corporation.

         7. QUORUM. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on the matter. If a quorum does not exist with respect to any voting group, the president, the board of directors, chief executive officer, chairman of the board, or the holders of a majority of outstanding shares, whether present in person or by proxy, whether or not a member of that voting group, may adjourn the meeting to a different date, time, or place, and (subject to the next sentence) notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed pursuant to
Section I.3.(c), notice of the adjourned meeting shall be given pursuant to
Section I.6. to persons who are shareholders as of the new record date. At any adjourned meeting at which a quorum exists, any matter may be acted upon that could have been acted upon at the meeting originally called; provided, however, that, if new notice is given of the adjourned meeting, then such notice shall state the purpose or purposes of the adjourned meeting sufficiently to permit action on such matters. Once a share is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting.

         8. VOTING ENTITLEMENT OF SHARES. Except as stated in the articles of incorporation, each outstanding share, regardless of class, is entitled to one vote, and each fractional share is entitled to a corresponding fractional vote, on each matter voted on at a shareholders' meeting.

         9. PROXIES; ACCEPTANCE OF VOTES AND CONSENTS.

                  (a) A shareholder may vote either in person or by proxy.


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                  (b) An appointment of a proxy is not effective against the
         Corporation until the appointment is received by the Corporation. An appointment is valid for eleven months unless a different period is expressly provided in the appointment form.

                  (c) The Corporation may accept or reject any appointment of a proxy, revocation of appointment of a proxy, vote, consent, waiver, or other writing purportedly signed by or for a shareholder, if such acceptance or rejection is in accordance with the provisions of Sections 7-107-203 and 7-107-205 of the Act.

                  (d) The board of directors may appoint, or may authorize the Chairman of the Board to appoint, one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of shareholders and make a written report thereof. If no inspector has been appointed to act or is able to act at a meeting of shareholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging such person's duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person's ability. The inspectors shall, by majority vote, resolve all questions regarding voting of shares, including the shares represented at the meeting, the qualification of voters, the validity of proxies, the existence of a quorum as to any voting group, and the acceptance, rejection and tabulation of votes.

          10. CONDUCT OF MEETINGS. The board of directors may to the extent not prohibited by law adopt such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chairman of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine;
(iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. Unless, and to the extent, determined by the board of directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.


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         11. WAIVER OF NOTICE.

                  (a) A shareholder may waive any notice required by the Act, by the articles of incorporation or these bylaws, whether before or after the date or time stated in the notice as the date or time when any action will occur or has occurred. The waiver shall be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver.

                  (b) A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         12. ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if all of the shareholders entitled to vote thereon consent to such action in writing. Action taken pursuant to this section shall be effective when the Corporation has received writings that describe and consent to the action, signed by all of the shareholders entitled to vote thereon. Action taken pursuant to this section shall be effective as of the date the last writing, necessary to effect the action, is received by the Corporation, unless all of the writings necessary to effect the action specify another date, which may be before or after the date the writings are received by the Corporation. Such action shall have the same effect as action taken at a meeting of shareholders and may be described as such in any document. Any shareholder who has signed a writing describing and consenting to action taken pursuant to this section may revoke such consent by a writing signed by the shareholder describing the action and stating that the shareholder's prior consent thereto is revoked, if such writing is received by the secretary of the Corporation before the effectiveness of the action.

          13. MEETINGS BY TELECOMMUNICATIONS. Any or all of the shareholders may participate in an annual or special shareholders' meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

          14. POSTPONEMENT OF MEETINGS. Whenever in the judgment of the board of directors the interest of the Corporation and it shareholders would be served thereby it may postpone for a period of up to thirty (30) days the convening of a previously noticed annual or special meeting of shareholders by making a prompt public announcement of the postponement. If a new record date for the postponed meeting is or must be fixed pursuant to Section I.3.(c), notice of the postponed meeting shall be given pursuant to Section I.6. to persons who are shareholders as of the new record date.


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                                   ARTICLE II
                                    DIRECTORS

         1. AUTHORITY OF THE BOARD OF DIRECTORS; PERFORMANCE OF DUTIES. The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a board of directors. A director shall perform his duties as a director, including his duties as a member of any committee of the Board of Directors upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

         2. NUMBER. The number of directors shall be at least one (1) and not more than eight (8). Within that range, the number of directors shall be as stated by resolution adopted by the board of directors from time to time, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director

         3. QUALIFICATION. Directors shall be natural persons at least eighteen years old but need not be residents of the State of Colorado or shareholders of the Corporation.

         4. ELECTION. The board of directors shall be elected at the annual meeting of the shareholders or at a special meeting called for that purpose.

         5. TERM. Each director shall be elected to hold office until the next annual meeting of shareholders and until the director's successor is elected and qualified. The term of a director elected to fill a vacancy by the board of directors, even if less than a quorum, expires at the next annual meeting of shareholders at which directors are elected. Unless prohibited by the articles of incorporation, shareholders may fill a vacancy that occurs on the board of directors. If shareholders are permitted to fill a vacancy on the board of directors, the term of a director so elected shall be the unexpired term of his or her last predecessor in office elected by the shareholders.

         6. RESIGNATION. A director may resign at any time by giving written notice of his or her resignation to any other director or (if the director is not also the secretary) to the secretary. The resignation shall be effective when it is received by the other director or secretary, as the case may be, unless the notice of resignation specifies a later effective date. Acceptance of such resignation shall not be necessary to make it effective unless the notice so provides.

         7. REMOVAL. Any director may be removed by the shareholders, of the voting group that elected the director with or without cause at a meeting called for that purpose. The notice of the meeting shall state that the purpose, or one of the purposes, of the meeting is removal of the director. A director may be removed only if the number of votes cast in favor of removal exceeds the number of votes cast against removal.


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         8. VACANCIES.

                  (a) If a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors:

                           (1) The shareholders may fill the vacancy at the next
                  annual meeting or at a special meeting called for that purpose; or

                           (2) The board of directors may fill the vacancy; or

                           (3) If the directors remaining in office constitute
                  fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

                  (b) Notwithstanding Section II.8.(a), if the vacant office was held by a director elected by a voting group of shareholders, then, if one or more of the remaining directors were elected by the same voting group, only such directors are entitled to vote to fill the vacancy if it is filled by directors, and they may do so by the affirmative vote of a majority of such directors remaining in office; and only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

                  (c) A vacancy that will occur at a specific later date, by reason of a resignation that will become effective at a later date under Section II.6. or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

         9. MEETINGS. The board of directors may hold regular or special meetings in or out of the State of Colorado. The board of directors may, by resolution, establish dates, times and places for regular meetings, which may thereafter be held without further notice. Special meetings may be called by the president, chairman, chief executive officer or by any two directors and shall be held at the principal office of the Corporation unless another place is consented to by every director. At any time when the board consists of a single director, that director may act at any time, date, or place without notice.

         10. NOTICE OF SPECIAL MEETING. Notice of a special meeting shall be given to every director at least forty-eight (48) hours before the time of the meeting, stating the date, time, and place of the meeting. The notice need not describe the purpose of the meeting. Notice may be given orally to the director, personally or by telephone or other wire or wireless communication. Notice may also be given in writing by telegraph, teletype, electronically transmitted facsimile, electronic mail, mail, or private carrier. Notice shall be effective at the earliest of the time it is received; five days after it is deposited in the United States mail, properly addressed to the last address for the director shown on the records of the Corporation, first class postage prepaid; or the date shown on the return receipt if mailed by registered or certified mail, return receipt requested, postage prepaid, in the United States mail and if the return receipt is signed by the director to which the notice is addressed.


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         11. QUORUM. Except as provided in Section II.8., a majority of the number of directors fixed in accordance with these bylaws shall constitute a quorum for the transaction of business at all meetings of the board of directors. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as otherwise specifically required by law.

         12. WAIVER OF NOTICE.

                  (a) A director may waive any notice of a meeting before or after the time and date of the meeting stated in the notice. Except as provided by Section II.12.(b), the waiver shall be in writing and shall be signed by the director. Such waiver shall be delivered to the secretary for filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver.

                  (b) A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless, at the beginning of the meeting or promptly upon his or her later arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting.

         13. ATTENDANCE BY TELEPHONE. One or more directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         14. DEEMED ASSENT TO ACTION. A director who is present at a meeting of the board of directors when corporate action is taken shall be deemed to have assented to all action taken at the meeting unless:

                  (a) The director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting;

                  (b) The director contemporaneously requests that his or her dissent or abstention as to any specific action taken be entered in the minutes of the meeting; or

                  (c) The director causes written notice of his or her dissent or abstention as to any specific action to be received by the presiding officer of the meeting before adjournment of the meeting or by the secretary (or, if the director is the secretary, by another director) promptly after adjournment of the meeting.

The right of dissent or abstention pursuant to this Section II.14. as to a specific action is not available to a director who votes in favor of the action taken.


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


         15. ACTION BY DIRECTORS WITHOUT A MEETING. Any action required or permitted by law to be taken at a board of directors' meeting may be taken without a meeting if all members of the board consent to such action in writing. Action shall be deemed to have been so taken by the board at the time the last director signs a writing describing the action taken, unless, before such time, any director has revoked his or her consent by a writing signed by the director and received by the secretary or any other person authorized by the bylaws or the board of directors to receive such a revocation. Such action shall be effective at the time and date it is so taken unless the directors establish a different effective time or date. Such action has the same effect as action taken at a meeting of directors and may be described as such in any document.

         16. COMPENSATION. By resolution of the Board of Directors, any director may be paid any one or more of the following: his expenses, if any, of attendance at meetings; a fixed sum for attendance at each meeting; a stated salary as director; or such other compensation as the Corporation and the director may reasonably agree upon. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE III
                      COMMITTEES OF THE BOARD OF DIRECTORS

         1. CREATION AND AUTHORITY. Subject to the provisions of Section 7-108-206 of the Act, the board of directors may create one or more committees and appoint one or more members of the board of directors to serve on them. The Corporation shall have an audit committee, a compensation committee, a nominating committee, and such other committees as the board of directors shall designate by resolution. The creation of a committee and appointment of members to it shall require the approval of a majority of all the directors in office when the action is taken.

         The provisions of these bylaws governing meetings, action without meeting, notice, waiver of notice, and quorum and voting requirements of the board of directors apply to committees and their members as well.

         To the extent specified by resolution adopted from time to time by a majority of all the directors in office when the resolution is adopted, each committee shall exercise the authority of the board of directors with respect to the corporate powers and the management of the business and affairs of the Corporation, except that a committee shall not:

                           (a)      Authorize distributions;

                           (b) Approve or propose to shareholders action that the Act requires to be approved by shareholders;

                           (c) Fill vacancies on the board of directors or on any of its committees;


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


                           (d) Amend the articles of incorporation pursuant to Section 7-110-102 of the Act, as amended or superseded;

                           (e)      Adopt, amend, or repeal bylaws;

                           (f) Approve a plan of merger not requiring shareholder approval;

                           (g) Authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors; or

                           (h) Authorize or approve the issuance or sale of shares, or a contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares; except that the board of directors may authorize a committee or an officer to do so within limits specifically prescribed by the board of directors.

         The creation of, delegation of authority to, or action by, a committee does not alone constitute compliance by a director with applicable standards of conduct.

         2. AUDIT COMMITTEE. There shall be an audit committee composed of not less than three members of the board of directors, a majority of whom shall be directors who are not active officers of the Corporation or any of its subsidiaries. It shall be the duty of the committee to recommend to the board of directors the accounting firm to be selected by the board or to be recommended by it for shareholder approval, as independent auditor of the Corporation and its subsidiaries, and to act on behalf of the board in meeting and reviewing with the independent auditors and the appropriate corporate officers on matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting, and operating controls and the scope of the respective audits of the independent auditors and the internal auditor. The committee shall review the results of such audits with the accounting firm and shall promptly report on the audits to the board of directors. The committee shall submit to the board of directors any recommendations it may have from time to time with respect to financial reporting and accounting practices and policies and financial, accounting, and operation controls and safeguards.

         3. COMPENSATION COMMITTEE. There shall be a compensation committee composed of not less than two members of the board of directors, a majority of whom shall be directors who are not active officers of the Corporation or any of its subsidiaries. It shall be the duty of the committee to recommend to the board of directors the compensation of officers of the Corporation and its subsidiaries, including the grant of stock options and other incentive compensation to such officers and other key employees of the Corporation and its subsidiaries.

         4. NOMINATING COMMITTEE. There shall be a nominating committee composed of not less than two members of the board of directors, a majority of whom shall be directors who are not active officers of the Corporation or any of its subsidiaries. It shall be the duty of the committee to review potential candidates for director, and to recommend to the board of directors the persons to be nominated to the board of directors at any meeting of shareholders or meeting of directors at which directors are to be elected.


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


                                   ARTICLE IV
                                    OFFICERS

         1. GENERAL. The Corporation shall have as officers a president, a secretary, and a treasurer, who shall be appointed by the board of directors. The board of directors may appoint such other officers, including a chief executive officer, and chairman of the board, as they may consider necessary. The board of directors and such other officers as the board of directors may authorize from time to time, acting singly, may appoint as additional officers one or more vice presidents, assistant secretaries, assistant treasurers, and such other subordinate officers as the board of directors or such other appointing officers deem necessary or appropriate. The chief executive officer or, if there is no chief executive officer, the president, shall have the right to reject the appointment of any vice president, the secretary, the treasurer, or any other subordinate officers; if there is a chief executive officer, the chief executive officer shall have the right to reject the appointment of the president. The officers of the Corporation shall hold their offices for such terms and shall exercise such authority and perform such duties as shall be determined from time to time by these bylaws, the board of directors, or (with respect to officers whom are appointed by the appointing officers) the persons appointing them; provided, however, that the board of directors may change the term of offices and the authority of any officer appointed by the appointing officers. Any two or more offices may be held by the same person. The officers of the Corporation shall be natural persons at least eighteen years old.

         2. TERM. Each officer shall hold office from the time of appointment until the time of removal or resignation pursuant to Section IV.3. or until the officer's death.

         3. REMOVAL AND RESIGNATION. Any officer appointed by the board of directors may be removed at any time by the board of directors. Any officer appointed by an appointing officer may be removed at any time by the board of directors or by the person appointing the officer. Any officer may resign at any time by giving written notice of resignation to any director (or to any director other than the resigning officer if the officer is also a director), to the chief executive officer, to the president, to the secretary, or to the officer who appointed the officer. Notwithstanding this Section IV.3, a resignation may constitute a breach of contract. Acceptance of such resignation shall not be necessary to make it effective, unless the notice so provides.

         4. CHIEF EXECUTIVE OFFICER. The chief executive officer shall preside at all meetings of shareholders, and shall also set the agenda of and preside at all meetings of the board of directors unless the board of directors has appointed a chairman, vice chairman, or other officer of the board and has authorized such person to preside at meetings of the board of directors instead of the chief executive officer. Subject to the direction and control of the board of directors, the chief executive officer shall have general and active management of the business of the Corporation. The chief executive officer shall review the performance of all other officers, and shall make recommendations with respect to their compensation to the Compensation Committee of the board of directors. The chief executive officer may negotiate, enter into, and execute contracts, deeds, and other instruments on behalf of the Corporation as are necessary and appropriate to the conduct of the business and affairs of the Corporation or as are approved by the board of directors. The chief executive officer shall have such additional authority and duties as are appropriate and customary for the office of chief executive officer, except as the same may be expanded or limited by the board of directors from time to time.

         5. PRESIDENT. The president shall be responsible for the day-to-day operations of the Corporation, and shall report to the chief executive officer, if one exists, or to the board of directors if there is no chief executive officer. The president may negotiate, enter into, and execute contracts, deeds, and other instruments on behalf of the Corporation as are necessary and appropriate to the conduct of the business and affairs of the Corporation or as are approved by the board of directors. The president shall have such additional authority and duties as are appropriate and customary for the office of president, except as the same may be expanded or limited by the board of directors from time to time. In the event there is no chief executive officer or in the chief executive officer's absence, the president shall have the authority and duties of the chief executive officer.

         6. VICE PRESIDENT. The vice president, if any, or, if there are more than one, the vice presidents in the order determined by the board of directors or the president (or, if no such determination is made, in the order of their appointment), shall be the officer or officers next in seniority after the president. Each vice president shall have such authority and duties as are prescribed by the board of directors or president. Upon the death, absence, or disability of the president, the vice president, if any, or, if there are more than one, the vice presidents in the order determined by the board of directors or the president, shall have the authority and duties of the president.

         7. SECRETARY. The secretary shall be responsible for the preparation and maintenance of minutes of the meetings of the board of directors and of the shareholders and of the other records and information required to be kept by the Corporation under section 7-116-101 of the Act and for authenticating records of the Corporation. The secretary, president or other authorized officer shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors. The secretary will keep the minutes of such meetings, have charge of the corporate seal and have authority to affix the corporate seal to any instrument requiring it (and, when so affixed, it may be attested by the secretary's signature), be responsible for the maintenance of all other corporate records and files and for the preparation and filing of reports to governmental agencies (other than tax returns), and have such other authority and duties as are appropriate and customary for the office of secretary, except as the same may be expanded or limited by the board of directors from time to time.

         8. ASSISTANT SECRETARY. The assistant secretary, if any, or, if there are more than one, the assistant secretaries in the order determined by the board of directors or the secretary (or, if no such determination is made, in the order of their appointment) shall, under the supervision of the secretary, perform such duties and have such authority as may be prescribed from time to time by the board of directors or the secretary, and shall have such other authority and duties as are appropriate and customary for the office of assistant secretary, except as the same may be expanded or limited by the board of directors from time to time. Upon the death, absence, or disability of the secretary, the assistant secretary, if any, or, if there are more than one, the assistant secretaries in the order designated by the board of directors or the secretary (or, if no such determination is made, in the order of their appointment), shall have the authority and duties of the secretary.

         9. TREASURER. The treasurer shall have control of the funds and the care and custody of all stocks, bonds, and other securities owned by the Corporation, and shall be responsible for the preparation and filing of tax returns. The treasurer shall receive all moneys paid to the Corporation and, subject to any limits imposed by the board of directors, shall have authority to give receipts and vouchers, to sign and endorse checks and warrants in the Corporation's name and on the Corporation's behalf, and give full discharge for the same. The treasurer shall also have charge of disbursement of funds of the Corporation, shall keep full and accurate records of the receipts and disbursements, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the board of directors. The treasurer shall have such additional authority and duties as are appropriate and customary for the office of treasurer, except as the same may be expanded or limited by the board of directors from time to time.

         10. ASSISTANT TREASURER. The assistant treasurer, if any, or, if there are more than one, the assistant treasurers in the order determined by the board of directors or the treasurer (or, if no such determination is made, in the order of their appointment) shall, under the supervision of the treasurer, have such authority and duties as may be prescribed from time to time by the board of directors or the treasurer. The assistant treasurer shall have such additional authority and duties as are appropriate and customary for the office of assistant treasurer, except as the same may be expanded or limited by the board of directors from time to time. Upon the death, absence, or disability of the treasurer, the assistant treasurer, if any, or if there are more than one, the assistant treasurers in the order determined by the board of directors or the treasurer (or, if no such determination is made, in the order of their appointment), shall have the authority and duties of the treasurer.

         11. COMPENSATION. Officers shall receive such compensation for their services as may be authorized or ratified by the board of directors. Election or appointment of an officer shall not of itself create a contractual right to compensation for services performed as such officer.

                                    ARTICLE V
                                 INDEMNIFICATION

         1. DIRECTORS AND OFFICERS. The corporation shall indemnify directors and officers of the corporation in their capacities as directors and officers pursuant to the procedures set forth in, and to the fullest extent authorized by, Colorado law as the same exists or may hereafter be amended. The right to indemnification provided herein shall be a contract right and shall include the right to be paid by the corporation in accordance with Colorado law for expenses incurred in advance of any proceeding's final disposition.

         2. EMPLOYEES, FIDUCIARIES AND AGENTS. The corporation may indemnify employees, fiduciaries and agents of the corporation to the same extent as is permitted for directors under Colorado law (and to a greater extent if consistent with law). No such indemnification shall be made without the prior approval of the board of directors and the determination by the board of directors that such indemnification is permissible.

         3. INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, fiduciary and agent of the corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability or loss whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Colorado law.

         4. NOT EXCLUSIVE. The foregoing rights of indemnification shall not be exclusive of other rights to which any director, officer, employee or agent may be entitled as a matter of law.

                                   ARTICLE VI
                                     SHARES

         1. CERTIFICATES. Certificates representing shares of the capital stock of the Corporation shall be in such form as is approved by the board of directors and shall be signed by the chairman or vice chairman of the board of directors (if any), or the president or any vice president, and by the secretary or an assistant secretary or the treasurer or an assistant treasurer. All certificates shall be consecutively numbered, and the names of the owners, the number of shares, and the date of issue shall be entered on the books of the Corporation. Each certificate representing shares shall state upon its face:

                  (a) That the Corporation is organized under the laws of the State of Colorado;

                  (b) The name of the person to whom issued;

                  (c) The number and class of the shares and the designation of the series, if any, that the certificate represents;

                  (d) The par value, if any, of each share represented by the certificate;

                  (e) If the Corporation is authorized to issue different classes or series of shares, a conspicuous statement, on the front or back of each certificate, that the Corporation will furnish to the shareholder, on request in writing and without charge, information concerning the designations, preferences, limitations, and relative rights applicable to each class, the variations in preferences, limitations, and rights determined for each series, and the authority of the board of directors to determine variations for future classes or series; and

                  (f) Any restrictions imposed by the Corporation upon the transfer of the shares represented by the certificate.

         2. FACSIMILE SIGNATURES. Where a certificate is signed:

                  (a) By a transfer agent other than the Corporation or its employee, or

                  (b) By a registrar other than the Corporation or its employee, any or all of the officers' signatures on the certificate required by
         Section VI.1. may be facsimile. If any officer, transfer agent or registrar who has signed, or whose facsimile signature or signatures have been placed upon, any certificate, shall cease to be such officer, transfer agent, or registrar, whether because of death, resignation, or otherwise, before the certificate is issued by the Corporation, it may nevertheless be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

         3. TRANSFERS OF SHARES. Transfers of shares shall be made on the books of the Corporation only upon presentation of the certificate or certificates representing such shares properly endorsed by the person or persons appearing upon the face of such certificate to be the owner, or accompanied by a proper transfer or assignment separate from the certificate, except as may otherwise be expressly provided by the statutes of the State of Colorado or by order of a court of competent jurisdiction. The officers or transfer agents of the Corporation may, in their discretion, require a signature guaranty before making any transfer. The Corporation shall be entitled to treat the person in whose name any shares are registered on its books as the owner of those shares for all purposes and shall not be bound to recognize any equitable or other claim or interest in the shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interest.


         4. SHARES HELD FOR ACCOUNT OF ANOTHER. The board of directors may adopt by resolution a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution shall set forth:

                  (a) The classification of shareholders who may certify;

                  (b) The purpose or purposes for which the certification may be made;

                  (c) The form of certification and information to be contained herein;

                  (d) If the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or the closing of the stock transfer books within which the certification must be received by the Corporation; and

                  (e) Such other provisions with respect to the procedure as are deemed necessary or desirable. Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

         5. LOST CERTIFICATES. The Board of Directors may direct a new certificate to be issued in place of a certificate alleged to have been destroyed or lost if the owner makes an affidavit or affirmation of that fact and produces such evidence of loss or destruction as the Board of Directors may require. The Board, in its discretion, may as a condition precedent to the issuance of a new certificate require the owner to give the Corporation a bond in such form and amount and with such surety as it may determine as indemnity against any claim that may be made against the Corporation relating to the certificate allegedly destroyed or lost.

                                   ARTICLE VII
                                  MISCELLANEOUS

         1. CORPORATE SEAL. The board of directors may adopt a seal, circular in form and bearing the name of the Corporation and the words "SEAL" and "COLORADO," which, when adopted, shall constitute the seal of the Corporation. The seal may be used by causing it or a facsimile of it to be impressed, affixed, manually reproduced, or rubber stamped with indelible ink.

         2. FISCAL YEAR. The fiscal year of the Corporation shall begin on July 1 and end on June 30 of each year. The board of directors may, by resolution, change the fiscal year of the Corporation.

         3. RECEIPT OF NOTICES BY THE CORPORATION. Notices, shareholder writings consenting to action, and other documents or writings shall be deemed to have been received by the Corporation when they are received at (a) the registered office of the Corporation in the State of Colorado or (b) the principal office of the Corporation (as that office is designated in the most recent document filed by the Corporation with the Secretary of State for the State of Colorado designating a principal office) addressed to the attention of the secretary of the Corporation.

         4. AMENDMENT OF BYLAWS. These bylaws may at any time and from time to time be amended, supplemented, or repealed by the board of directors.

                                   CERTIFICATE

         I hereby certify that the foregoing bylaws, consisting of twenty (20) pages, including this page, constitute the bylaws of Colorado MEDtech, Inc., adopted by the board of directors of the Corporation as of September 22, 2000.


                                           /s/ Peter J. Jensen
                                           ---------------------------------
                                           Peter J. Jensen, Secretary